Exhibit 4.1
COI CLOVIS ONCOLOGY, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE FOR COMMON STOCK CERTAIN DEFINITIONS CUSIP 189464 10 0 THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $0.001 PAR VALUE OF CLOVIS ONCOLOGY, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: SECRETARY NCOL S O OG I Y V RPOR , O O AT I L C E N C C SEAL . 2009 DEL R E AWA PRESIDENT COUNTERSIGNED AND REGISTERED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY (Jersey City, NJ) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED OFFICER

CLOVIS ONCOLOGY, INC.
          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	— as tenants in common — as tenants by the entireties — as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT—	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED                                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL zIP CODE OF ASSIGNEE)

Shares

of the common stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated	X

NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.